UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2005

The FINOVA Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-11011 86-0695381

(Commission File Number) (IRS Employer Identification No.)

4800 N. Scottsdale Road, Scottsdale, Arizona 85251-7623

(Address of Principal Executive Offices) (Zip Code)

480-636-4800

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Reference is made to the Registrant's prior disclosure of litigation against its subsidiary, FINOVA Capital Corporation (the "Company"), with respect to The Thaxton Group Inc. ("TGI") contained in the Registrant's prior periodic filings with the Securities and Exchange Commission and its Form 8-K filed September 29, 2005. The Registrant is filing this Form 8-K to report that on October 6, 2005, the United States Court of Appeals for the Fourth Circuit issued an order granting the Company's petition for permission to appeal the order of the District Court for the District of South Carolina certifying five lawsuits brought on behalf of certain purchasers of subordinated notes of TGI as a class action and staying proceedings in the South Carolina District Court during the pendency of the appeal or until the further order of the Court of Appeals.

The Company continues to believe that all of the claims against it are without merit. The Company intends to vigorously defend the claims asserted against it in the Class Actions and the other actions previously described in FINOVA's public filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2005

THE FINOVA GROUP INC.

/s/ Philip A. Donnelly

Name: Philip A. Donnelly

Title: Senior Vice President, General Counsel & Secretary